                                                                               .
                                                                               .
                                                                               .

                                                                     EXHIBIT 4.3

      The Form of Warrant Agreement filed herewith applies to the following individuals or groups and warrants.

INDIVIDUAL OR GROUP RECEIVING WARRANTS                      NUMBER OF WARRANTS RECEIVED
--------------------------------------                      ---------------------------
GSSF Master Fund                                                       7,895

Gryphon Master Fund                                                    7,895

Capital Ventures                                                      11,842

Alpha Capital                                                          7,895

Midsummer Investments                                                 15,789

Truk Opportunity                                                       5,937

Truk International                                                       379

TCMP Partners                                                          6,316

Select Contarian                                                       7,500

Ball & Co.                                                             1,500

Robert Blakely                                                         7,106

Scott Griffith                                                         7,105

Jesse Shelmire                                                         7,105
                                                                      ------
                    Total Warrants                                    94,264
                                                                      ======

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER SECURITIES LAWS, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES), SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

        Date:                                                Warrant to Purchase
     December 28,                                              ***________***
       2004                                                       Shares

                          DATATRAK International, Inc.

               (Incorporated under the laws of the State of Ohio)

                      WARRANT FOR THE PURCHASE OF SHARES OF

                         THE NO PAR VALUE COMMON SHARES

   Warrant Price: $ 14.40 per share ,subject to adjustment as provided below.

      THIS IS TO CERTIFY that, for value received, _______________ ("Purchaser") and its assigns (collectively, the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, up to ***________*** shares of the no par value common shares ("Common Shares") of DATATRAK International, Inc., an Ohio corporation (the "Company"), and to receive certificate(s) for the Common Shares so purchased.

      1. EXERCISE PERIOD AND VESTING. The exercise period is the period beginning on the date of this Warrant (the "Issuance Date") and ending at 5:00 p.m., Cleveland, Ohio time, on December 23, 2007 (the "Exercise Period"). This Warrant is vested in full as of the Issuance Date and is immediately exercisable by Holder. This Warrant will terminate automatically and immediately upon the expiration of the Exercise Period.

      2. EXERCISE OF WARRANT.

            (a) This Warrant may be exercised, in whole or in part, at any time and from time to time during the Exercise Period. Such exercise shall be accomplished by the presentation and surrender to the Company of this Warrant with an executed subscription in substantially the form attached hereto as Exhibit A (the "Subscription") and either (i) tender to the Company of the purchase price equal to the per share warrant price set forth above (the "Warrant Price") multiplied by the number of Common Shares that this Warrant is being exercised for, in cash, by wire transfer or by certified check or bank cashier's check, payable to the order of the Company, or (ii) or, after December 28, 2005, if a registration statement is not then-effective under the Securities Act covering the Common Shares issuable under this Warrant, in a "cashless" or "net-issue" exercise in which the Subscription specifies the number of Common Shares to be delivered to the Holder ("Deliverable Shares") and the number of Common Shares with respect to which this Warrant is being surrendered in payment of the aggregate purchase price for the Deliverable Shares ("Surrendered Shares"); provided that the Warrant Price multiplied by the number of Deliverable Shares shall not exceed the value of the Surrendered Shares. For the purposes of this provision, each Surrendered Share will be attributed a value equal to the average of the "current market price" (as defined in Section 4(c) below) for the 20 trading days immediately preceding the date of exercise less the Warrant Price.

            (b) Upon a valid exercise of this Warrant pursuant to the terms of subsection (a) above , the Company will deliver to the Holder, as promptly as possible, a certificate or certificates representing the shares of Common Shares so purchased, registered in the name of the Holder or its transferee (as permitted under Section 3 below). With respect to any exercise of this Warrant, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Shares purchased hereunder on the date this Warrant is validly exercised pursuant to the terms of subsection (a) above (the "Exercise Date"), irrespective of the date of delivery of the certificate evidencing such shares, except that, if the date of such receipt is a date on which the stock transfer books of the Company are closed, such person will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. Fractional shares of Common Shares will not be issued upon the exercise of this Warrant. In lieu of any fractional shares that would have been issued but for the immediately preceding sentence, the Holder will be entitled to receive cash equal to the current market price of such fraction of a share of Common Shares on the trading day immediately preceding the Exercise Date. In the event this Warrant is exercised in part, the Company shall issue a new Warrant to the Holder covering the aggregate number of shares of Common Shares as to which this Warrant remains exercisable for.

      3. TRANSFERABILITY AND EXCHANGE.

            (a) This Warrant, and the Common Shares issuable upon the exercise hereof, may not be sold, transferred, pledged or hypothecated unless the Company shall have been provided with an opinion of counsel, or other evidence reasonably satisfactory to it, that such transfer is not in violation of the Securities Act, and any applicable state securities laws. Subject to the satisfaction of the aforesaid condition, this Warrant and the underlying shares of Common Shares shall be transferable from time to time by the Holder upon written notice to the Company (However, Purchaser agrees not to transfer the warrant to any competitor of the Company). If this Warrant is transferred, in whole or in part, the Company shall, upon surrender of this Warrant to the Company, deliver to each transferee a Warrant evidencing the rights of such transferee to purchase the number of shares of Common Shares that such transferee is entitled to purchase pursuant to such transfer. The Company may place a legend similar to the legend at the top of this Warrant on any replacement Warrant and on each certificate representing shares issuable upon exercise of this Warrant or any replacement Warrants. Only a registered Holder may enforce the provisions of this Warrant against the Company. A transferee of the original registered Holder becomes a registered Holder only upon delivery to the Company of the original

Warrant and an original Assignment, substantially in the form set forth in Exhibit B attached hereto.

            (b) This Warrant is exchangeable upon its surrender by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as may be designated by the Holder at the time of such surrender.

      4. ADJUSTMENTS TO WARRANT PRICE AND NUMBER OF SHARES SUBJECT TO WARRANT. The Warrant Price and the number of shares of Common Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4. For the purpose of this Section 4, "Common Shares" means shares now or hereafter authorized of any class of common shares of the Company and any other stock of the Company, however designated, that has the right to participate in any distribution of the assets or earnings of the Company without limit as to per share amount (excluding, and subject to any prior rights of, any class or series of preferred stock).

            (a) In case the Company shall (i) pay a dividend or make a distribution in shares of Common Shares or other securities, (ii) subdivide its outstanding shares of Common Shares into a greater number of shares, (iii) combine its outstanding shares of Common Shares into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Shares other securities of the Company, then the Warrant Price in effect at the time of the record date for such dividend or on the effective date of such subdivision, combination or reclassification, and/or the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the aggregate number and kind of shares of Common Shares (or such other securities other than Common Shares) of the Company, at the same aggregate Warrant Price, that, if such Warrant had been exercised immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) In case the Company shall fix a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of cash, evidences of indebtedness or assets, or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of Common Shares on such record date, less the amount of cash so to be distributed (or the fair market value (as determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so to be distributed, or of such subscription rights or warrants, applicable to one share of Common Shares, and the denominator of which shall be such current market price per share of Common Shares. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed.

            (c) For the purpose of any computation under any subsection of this
Section 4 or under any subsection of Section 2, the "current market price" per share of Common Shares on any date shall be the per share price of the Common Shares on the trading day immediately prior to the event requiring an adjustment hereunder and shall be: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if sales prices for shares of Common Shares are reported by the Nasdaq National Market or Nasdaq Small Cap Market (or a similar system then in use), the last reported sales price so reported on such day; or
(iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Shares are reported in the over-the-counter market by Nasdaq (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the current market price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company.

            (d) Notwithstanding any provision herein to the contrary, no adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Warrant Price; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

            (e) In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Shares, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Shares contained in this Section 4, and the other provisions of this Warrant shall apply on like terms to any such other shares.

            (f) If the Company merges or consolidates into or with another corporation or entity, or if another corporation or entity merges into or with the Company (excluding such a merger in which the Company is the surviving or continuing corporation and which does not result in any reclassification, conversion, exchange, or cancellation of the outstanding shares of Common Shares), or if all or substantially all of the assets or business of the Company are sold or transferred to another corporation, entity, or person, then, as a condition to such consolidation, merger, or sale (a "Transaction"), lawful and adequate provision shall be made whereby the Holder shall have the right from and after the Transaction to receive, upon exercise of this Warrant and upon the terms and conditions specified herein and in lieu of the shares of the

Common Shares that would have been issuable if this Warrant had been exercised immediately before the Transaction, such shares of stock, securities, or assets as the Holder would have owned immediately after the Transaction if the Holder had exercised this Warrant immediately before the effective date of the Transaction.

      5. REGISTRATION RIGHTS. The Company hereby grants to Holder, if Holder is not Purchaser, with respect to the shares of Common Shares underlying this Warrant, registration rights identical to those that are granted to Purchasers pursuant to that certain Share Purchase Agreement (the "Share Purchase Agreement") dated as of December __, 2004 by and among the Company, Purchaser and the other parties thereto.

      6. RESERVATION OF SHARES. The Company agrees at all times to reserve and hold available out of its authorized but unissued shares of Common Shares the number of shares of Common Shares issuable upon the full exercise of this Warrant. The Company further covenants and agrees that all shares of Common Shares that may be delivered upon the exercise of this Warrant will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

      7. NOTICES TO HOLDER. Upon any adjustment of the Warrant Price (or number of shares of Common Shares purchasable upon the exercise of this Warrant) pursuant to Section 4, the Company shall promptly thereafter cause to be given to the Holder written notice of such adjustment. Such notice shall include the Warrant Price (and/or the number of shares of Common Shares purchasable upon the exercise of this Warrant) after such adjustment, and shall set forth in reasonable detail the Company's method of calculation and the facts upon which such calculations were based. Where appropriate, such notice shall be given in advance and included as a part of any notice required to be given under the other provisions of this Section 7.

      In the event of (a) any fixing by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, (b) any capital reorganization of the Company, or reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets or business of the Company to, or consolidation or merger of the Company with or into, any other entity or person, or (c) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company will give the Holder a written notice specifying, as the case may be (i) the record date for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such capital stock or securities receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Shares (or such other stock securities) for securities or other property deliverable upon such event. Any such notice shall be given at least 10 days prior to the earliest date therein specified.

      8. NO RIGHTS AS A SHAREHOLDER. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company, nor to any other rights whatsoever except the rights herein set forth.

      9. ADDITIONAL COVENANTS OF THE COMPANY. For so long as the Common Shares are listed for trading on any regional or national securities exchange or Nasdaq (National Market or Small Cap Market), the Company shall, upon issuance of any shares for which this Warrant is exercisable, at its expense, promptly obtain and maintain the listing of such shares. The Company shall also comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act for so long as and to the extent that such requirements apply to the Company.

      The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, shares of Common Shares issuable from time to time upon exercise of this Warrant, (b) will not increase the par value of any shares of capital stock receivable upon exercise of this Warrant above the amount payable therefor upon such exercise, and (c) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock.

      10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

      11. NOTICES. The Company agrees to maintain a ledger of the ownership of this Warrant (the "Ledger"). Any notice hereunder shall be given by registered or certified mail if to the Company, at its principal executive office and, if to the Holder, to its address shown in the Ledger of the Company; provided, however, that the Holder may at any time on three (3) days written notice to the Company designate or substitute another address where notice is to be given. Notice shall be deemed given and received after a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

      12. SEVERABILITY. Every provision of this Warrant is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Warrant.

      13. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to the principles of choice of laws thereof.

      14. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Warrant, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

      15. ENTIRE AGREEMENT. This Warrant (including the Exhibits attached hereto) and, with respect to Registration Rights, the Share Purchase Agreement, constitute the entire understanding between the Company and the Holder with respect to the subject matter hereof, and supersedes all prior negotiations, discussions, agreements and understandings relating to such subject matter.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

                                                 DATATRAK INTERNATIONAL, INC.

                                                 By: ___________________________
                                                 Title:_________________________

                                    Exhibit A

                                SUBSCRIPTION FORM

(To be Executed by the Holder to Exercise the Rights To Purchase Common Shares Evidenced by the Within Warrant)

      The undersigned hereby irrevocably subscribes for _______ shares (the "Shares") of the Common Shares of DATATRAK International, Inc. (the "Company") pursuant to and in accordance with the terms and conditions of the attached Warrant (the "Warrant"), and hereby exercises the Warrant:

      (A) ______by making payment herewith of $_______ for the Shares ($_________ per Share) by tendering cash, wire transferring or delivering a certified check or bank cashier's check, payable to the order of the Company; or

      (b) ______in a "cashless" or "net-issue exercise" for, and to purchase the Shares (the "Deliverable Shares"), and herewith makes payment therefor with __________ Surrendered Shares (as defined in the Warrant. Pursuant to Section 2 of the Warrant, the undersigned attributed a value of $______ per Surrendered Share.

      The undersigned requests that a certificate for the Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. If the Shares are not all of the shares purchasable pursuant to the Warrant, the undersigned requests that a new Warrant of like tenor for the balance of the remaining shares purchasable thereunder be delivered to the undersigned at the address stated below.

      In connection with the issuance of the Shares, I hereby represent to the Company that I am acquiring the Shares for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

      I understand that because the Shares may not be registered at the time of exercise of the Warrant under the Securities Act, I must hold such Shares indefinitely unless the Shares are subsequently registered and qualified under the Securities Act or is exempt from such registration and qualification. I shall make no transfer or disposition of the Shares unless (a) such transfer or disposition can be made without registration under the Securities Act by reason of a specific exemption from such registration and such qualification, or (b) a registration statement has been filed pursuant to the Securities Act and has been declared effective with respect to such disposition.

      In the event the Shares are not registered at the time of exercise of the Warrant, I agree that each certificate representing the Shares delivered to me shall bear substantially the same legend as set forth on the front page of the Warrant.

      I further agree that the Company may place stop orders on the certificates evidencing the Shares with the transfer agent, if any, to the same effect as the above legend. The legend and stop transfer notice referred to above shall be removed only upon my furnishing to the Company of an opinion of counsel (reasonably satisfactory to the Company) to the effect that such legend may be removed.

      Date:_____________________              Signed:___________________________

                                              Address:__________________________
                                                      __________________________

                                    Exhibit B

                                   ASSIGNMENT

    (To be Executed by the Holder to Effect Transfer of the Attached Warrant)

For Value Received __________________________ hereby sells, assigns and transfers to _________________________ the Warrant attached hereto and the rights represented thereby to purchase _________ shares of Common Shares in accordance with the terms and conditions hereof, and does hereby irrevocably constitute and appoint _________________________ as attorney to transfer such Warrant on the books of the Company with full power of substitution.

Dated:________________________             Signed: _____________________________

Please print or typewrite                  Please insert Social Security
name and address of                        or other Tax Identification
assignee:                                  Number of Assignee:

_____________________________
_____________________________
_____________________________

                                      B-1